UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2014 we received written notification from The NASDAQ Stock Market that our common stock will be suspended from trading on The NASDAQ Stock Market effective at the open of business on Monday, April 7, 2014 because we have not achieved compliance with a NASDAQ listing rule that requires a minimum market value of listed common stock of $35 million.  We have been advised that our common stock will be eligible for trading and quotation on the OTCQB market, under the symbol “PGRX,” effective at the open of the market on Monday, April 7th.   The OTCQB market is operated by OTC Markets Group Inc. (OTCQX: OTCM), which operates the world’s largest electronic marketplace for broker-dealers to trade unlisted stocks. Investors can find current financial disclosure and quotes for the Company at www.otcmarkets.com.  Prospect Global intends to pursue listing on a national exchange upon successful completion of the previously announced extinguishment of its senior secured debt to The Karlsson Group, Inc.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: April 3, 2014		President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release